 As filed with the Securities and Exchange Commission on September 1, 1998

                        Registration No. __________
===========================================================================

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549
               --------------------------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
               --------------------------------------------

                   GOVERNMENT TECHNOLOGY SERVICES, INC.
          (Exact name of registrant as specified in its charter)

                    Delaware                               54-1248422
          (State or other jurisdiction                  (I.R.S. Employer
        of incorporation or organization)             Identification Number)

           4100 Lafayette Center Drive
               Chantilly, Virginia                         20151-1200
    (Address of Principal Executive Offices)               (Zip Code)

               --------------------------------------------

                1996 STOCK OPTION PLAN - ADDITIONAL SHARES
         NONSTATUTORY STOCK OPTION AGREEMENT - STEPHEN L. WAECHTER
          NONSTATUTORY STOCK OPTION AGREEMENT - CAROLYN L. REDMON
                        (Full titles of the plans)
               --------------------------------------------

                          JUDITH B. KASSEL, ESQ.
                     Vice President & General Counsel
                   Government Technology Services, Inc.
                        4100 Lafayette Center Drive
                      Chantilly, Virginia  20151-1200
                              (703) 502-2121
         (Name, address and telephone number of agent for service)

===========================================================================
                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                 |            |  Proposed   |    Proposed    |
     Title of    |  Amount to |   Maximum   |     Maximum    |  Amount of
    Securities   |     be     |  Offering   |    Aggregate   | Registration
       to be     | Registered |  Price per  | Offering Price |      Fee
    Registered   |    (1)     |    Share    |       (2)      |
===========================================================================
      Common     |            |             |                |
      Stock,     |            |             |                |
    $0.005 par   | 1,181,000  |     N/A     |    $5,338,625  |  $1,617.77
       value     |            |             |                |
---------------------------------------------------------------------------
(1) Of the shares of Common Stock being registered hereunder, (i) 1,000,000 additional shares are reserved for issuance pursuant to the 1996 Stock Option Plan (the "1996 Plan"); and (ii) an aggregate of 181,000 shares are reserved for issuance under non-statutory stock option agreements with certain officers of the Registrant. Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) of the Securities Act based, (a) in the case of 1,000,000 shares registered with respect to options available for award under the 1996 Plan on the date of filing of this Registration Statement, upon the average price of the Common Stock on August 31, 1998, which was approximately $4.43; and (b) in the case of 181,000 shares registered with respect to options outstanding under nonstatutory stock option agreements with certain officers of the Registrant, with an aggregate exercise price of $907,375, upon the price at which the options may be exercised, which averages $5.00 per share.
===========================================================================








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                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Items 1 and 2 of
Part I of Form S-8 will be provided to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with Securities and Exchange Commission (the "Commission") as part of this Registration Statement.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents of the Registrant heretofore filed with the Commission are hereby incorporated in this Registration Statement by reference:

     (1) The Registrant's latest annual report, or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's latest annual report or prospectus referred to in (1) above; and

     (3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form S-1 (Registration No. 33-41351) filed with the Commission on June 21, 1991, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

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
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 145(a) and 145(b) of the Delaware General Corporation Law permit a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or actually and reasonably incurred by such person in connection with any threatened, pending or completed non-derivative action and against expenses (including attorneys' fees) actually and reasonably incurred in connection with any threatened, pending or completed derivative action if such person was or is a party or was threatened to be made a party to such action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. Any indemnification shall be made if a determination in each instance is made either by a majority vote of the Board of Directors (other than directors who are parties to such action), by the stockholders, or by independent legal counsel, that such indemnification is proper because the director, officer, employee or agent acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe that his or her conduct was unlawful. However, no indemnification may be made with respect to a derivative action if such person is adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a person has been successful in defense of any action, suit or proceeding, Section 145(c) provides that such person shall

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
be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. A corporation may also advance expenses incurred in defending proceedings against an officer or a director upon receipt of an undertaking by or on behalf of such officer or director to repay such expenses to the corporation if it is ultimately determined that such officer or director is not entitled to be indemnified for such expenses. The indemnification and advancement of expenses provided under the Delaware General Corporation Law are not exclusive of any other rights to indemnification or advancement of expenses a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Under the terms of Article Eleven of the Registrant's Certificate of Incorporation, as amended, and Article XII of the Registrant's Bylaws, as amended, the Registrant shall indemnify any person who is or was a director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) in the manner and to the fullest extent permitted under Section 145 of the Delaware General Corporation Law against expenses, liabilities, and other matters covered by or referred to in such Section 145.

     As permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, Article XII of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except for liability (a) for breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law (relating to unlawful declarations or payments of dividends or unlawful stock purchases or redemptions); or (d) for any transaction from which the director derived an improper personal benefit.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     4.1 Certificate of Incorporation, as amended (incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1997)

     4.2 Bylaws, as amended (incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1997)

     5.1  Opinion of General Counsel of the Registrant

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of General Counsel of the Registrant (included in
          Exhibit 5.1)

     24.1 Power of Attorney (included on the signature page of this registration statement)

ITEM 9.   UNDERTAKINGS

     (1)  The Registrant hereby undertakes:

          (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (c) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.















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

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia.

                                   GOVERNMENT TECHNOLOGY SERVICES, INC.


Dated:  September 1, 1998          By:          /s/ DENDY YOUNG
                                       --------------------------------
                                                   Dendy Young,
                                                   Chairman and
                                            Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dendy Young his or her attorney-in-fact and agent, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                Title                           Date
           ---------                -----                           ----


       /s/  DENDY YOUNG      Chairman and                        Sep. 1, 1998
---------------------------  Chief Executive Officer
          Dendy Young        (Principal Executive Officer)
                             and a Director

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
           Signature                Title                           Date
           ---------                -----                           ----


   /s/  STEPHEN L. WAECHTER  Senior Vice President and           Sep. 1, 1998
---------------------------  Chief Financial Officer
      Stephen L. Waechter    (Principal Financial and
                             Accounting Officer)

      /s/  TANIA AMOCHAEV    Director                            Sep. 1, 1998
---------------------------
        Tania Amochaev

/s/  EDWARD H. BERSOFF       Director                            Sep. 1, 1998
---------------------------
       Edward H. Bersoff

                             Director
---------------------------
        Gerald W. Ebker

                             Director
---------------------------
          Lee Johnson

      /s/  STEVEN KELMAN     Director                            Sep. 1, 1998
---------------------------
         Steven Kelman

      /s/  JAMES J. LETO     Director                            Sep. 1, 1998
---------------------------
         James J. Leto

/s/  LAWRENCE J. SCHOENBERG  Director                            Sep. 1, 1998
---------------------------
    Lawrence J. Schoenberg

                             Director
---------------------------
         John M. Toups







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                             INDEX TO EXHIBITS
===========================================================================
 EXHIBIT  |
 NUMBER   | DESCRIPTION
---------------------------------------------------------------------------
 5.1      | Opinion of General Counsel of the Registrant
---------------------------------------------------------------------------
 23.1     | Consent of Arthur Andersen LLP
===========================================================================